                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

                                                               Percentage     Jurisdiction of
Patent                      Subsidiary                           Owned         Incorporation
------                      ----------                         ----------      -------------
CBES Bancorp, Inc.      Community Bank of Excelsior Springs,      100             Federal
                        a Savings Bank

Community Bank of       CBES Service Corporation                  100             Missouri
Excelsior Springs,
a Savings Bank